UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

THERAPEUTICSMD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL  33487
 (Address of principal executive offices and Zip Code)

(561) 961-1911
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

The information included in Item 3.02 of this current report on Form 8-K relating to the Purchase Agreement (as defined therein) is incorporated by reference into this Item 1.01.

Item 3.02.                      Unregistered Sales of Equity Securities.

On September 26, 2012, TherapeuticsMD, Inc., a Nevada corporation (the "Company"), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with multiple investors (collectively, the "Investors") relating to the issuance and sale of the Company's common stock in a private placement.  At the anticipated closing of the private placement on October 2, 2012 (the "Closing Date"), the Company will sell an aggregate of 3,953,489 shares of common stock (the "Shares") at $2.15 per share,  for an aggregate purchase price of $8,500,001. The Company plans to use the net proceeds from the sale of the Shares for research and development of the Company’s drug candidates, working capital and general corporate purposes.  A copy of the form of Purchase Agreement is attached as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference.

 In connection with the private placement, Jefferies & Company, Inc. ("Jefferies") served as the Company’s exclusive placement agent.  As compensation for its services, the Company will pay Jefferies a cash fee of $552,500.  The Company also will pay legal fees and expenses for the Investors in the aggregate of $27,000, resulting in net proceeds to the Company of $7,920,501.

 The Shares were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Rule 506 of Regulation D promulgated thereunder. The Shares were issued directly by the Company and did not involve a public offering or general solicitation. The Investors in the private placement are “Accredited Investors” as that term is defined in Rule 501 of Regulation D and are acquiring the Shares for investment only and not with a present view toward, or for resale in connection with, the public sale or distribution thereof.

As part of the Purchase Agreement, the Company agreed to file a registration statement (the "Registration Statement") covering the resale of the Shares no later than 45 days from the Closing Date.   The Company shall use its best efforts to effect the registration (including a declaration of effectiveness of the Registration Statement by the SEC) no later than 90 days from the Closing Date (120 days if reviewed by SEC) (the "Effectiveness Date"). If the Registration Statement does not become effective on or before the Effectiveness Date, the Company has agreed, among other things, to pay to the Investors 1.5% of each Investor's aggregate purchase price of the Shares for each 30-day period that the Registration Statement is not effective, up to a maximum of 10% of such aggregate purchase price.

A copy of the press release issued in connection with the private placement is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exh. No.	Date	Document

4.1	September 26, 2012	Securities Purchase Agreement, form of, *

99.1	September 26, 2012	Press Release issued by the Company announcing the entry by the Company into the Purchase Agreement and other matters*
____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012	THERAPEUTICSMD, INC.

By: /s/Robert G. Finizio
Robert G. Finizio, Chief Executive Officer